UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Item 1.02 Termination of a Material Definitive Agreement.

On December 5, 2014, GreeneStone Healthcare Corporation, a Colorado corporation (the “Registrant”), and Source Capital Group (“SCG”) terminated the SCG Letter Agreement with the Registrant under which SCG was engaged as the exclusive financial adviser to the Registrant to provide the Registrant with up to $40,000,000 in a structured term debt facility. The SCG Letter Agreement was terminated by mutual decision of the parties.

The material terms of the engagement letter were set forth in the Registrant’s Current Report on Form 8-K filed on October 20, 2014 and which disclosure is incorporated herein by reference as is set forth in full herein.

Item 7.01 Regulation FD Disclosure

The Registrant is participating in the National Investment Banking Association Conference being held in Fort Lauderdale, Florida on December 10 – 12, 2014. The Registrant is conducting meetings with various members of the financial and investing community during this time and will provide the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K.

The presentation attached as Exhibit 99.1 is deemed “furnished” to the Securities and Exchange Commission (the “SEC”), and not “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Presentation date December 11, 2014 for the National Investment Banking Association Conference*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: December 11, 2014	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer